UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2013

OCCIDENTAL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code: (310) 208-8800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition

On October 29, 2013, Occidental Petroleum Corporation released information regarding its results of operations for the three and nine months ended September 30, 2013.  The exhibits to this Form 8-K and the information set forth in this Item 2.02 are being furnished pursuant to Item 2.02, Results of Operations and Financial Condition.  The full text of the press release is attached to this report as Exhibit 99.1.  The full text of the speeches given by Cynthia L. Walker, Sandy Lowe and Stephen Chazen are attached to this report as Exhibit 99.2.  Investor Relations Supplemental Schedules are attached to this report as Exhibit 99.3.  Earnings Conference Call Slides are attached to this report as Exhibit 99.4.  Forward-Looking Statements Disclosure for Earnings Release Presentation Materials is attached to this report as Exhibit 99.5.  The information in this Item 2.02 and Exhibits 99.1 through 99.5, inclusive, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 8 – Other Events

Item 8.01.  Other Events

On October 29, 2013 -- Occidental Petroleum Corporation announced core income for the third quarter of 2013 of $1.6 billion ($1.97 per diluted share), compared with $1.4 billion ($1.70 per diluted share) for the third quarter of 2012. Net income was $1.6 billion ($1.96 per diluted share) for the third quarter of 2013, compared with $1.4 billion ($1.69 per diluted share) for the third quarter of 2012.

QUARTERLY RESULTS

Oil and Gas

Oil and gas segment earnings were $2.4 billion for the third quarter of 2013, compared with $2.0 billion for the third quarter of 2012. The current quarter results reflect higher domestic oil and gas realized prices, lower operating costs and higher domestic liquid volumes, partially offset by higher DD&A rates and lower Middle East/North Africa crude oil volumes.

Operating costs continued to drop significantly in 2013, compared with 2012. Domestic operating costs for the nine months of 2013 were $14.33 per barrel, compared to $17.43 for the full year of 2012. For the entire company, operating costs for the nine months were $13.64 per barrel, compared to $14.99 for the full year of 2012.

For the third quarter of 2013, daily oil and gas production volumes averaged 767,000 BOE, compared with 766,000 BOE in the third quarter of 2012. Increased domestic production of 7,000 BOE per day was offset by lower Middle East/North Africa production resulting from lower cost recovery barrels. Daily sales volumes were 765,000 BOE for both the third quarter of 2013 and the third quarter of 2012. Sales volumes differed from production volumes due to the timing of liftings in Oxy’s international operations.

Oxy’s realized price for worldwide crude oil increased almost 8 percent to $103.95 per barrel for the third quarter of 2013, compared with $96.62 per barrel for the third quarter of 2012. Domestic crude oil prices increased by over 13 percent in the third quarter of 2013 to $104.30 per barrel, compared to

$91.97 per barrel in the third quarter of 2012. Middle East/North Africa crude oil prices and worldwide NGL prices were virtually flat on a year-over-year basis for the third quarter of 2013. Domestic gas prices increased by 32 percent in the third quarter of 2013 to $3.27 per MCF, compared with $2.48 in the third quarter of 2012.

On a sequential quarterly basis, worldwide realized crude oil prices increased 6 percent and worldwide realized NGL prices increased approximately 5 percent. Also on a sequential quarterly basis, domestic crude oil prices increased by about 10 percent, domestic gas prices decreased by over 14 percent and Middle East/North Africa oil prices increased slightly.

Chemical

Chemical earnings for the third quarter of 2013 were $181 million, compared with $162 million in the third quarter of 2012. The improvement in the third quarter 2013 results was primarily due to higher margins in polyvinyl chloride and vinyl chloride monomer.

Midstream, Marketing and Other

Midstream segment earnings were $212 million for the third quarter of 2013, compared with $156 million for the third quarter of 2012. The increase in earnings reflected improved marketing and trading performance and better results in the pipeline, gas processing and power generation businesses.

NINE-MONTH RESULTS

Net income for the nine months of 2013 was $4.3 billion ($5.28 per diluted share), compared with $4.3 billion ($5.25 per diluted share) for the same period in 2012. Year-to-date 2013 core income was $4.2 billion ($5.23 per diluted share), compared with $4.3 billion ($5.26 per diluted share) for the same period in 2012.

Oil and Gas

Oil and gas segment earnings were $6.4 billion for the nine months of 2013, compared with $6.6 billion for the same period of 2012.  Higher domestic oil and gas prices, domestic liquids volumes and lower operating costs were more than offset by lower Middle East/North Africa oil prices and volumes, lower domestic NGL prices and higher total company DD&A rates.

Oil and gas production volumes for the nine months were 767,000 BOE per day for 2013, compared with 762,000 BOE per day for the 2012 period. Year-over-year, Oxy’s domestic production increased by 13,000 BOE per day. International production was 8,000 BOE per day lower, mainly due to lower cost recovery barrels in the Dolphin and Oman operations.  Daily sales volumes were 758,000 BOE in the nine months of 2013, compared with 757,000 BOE for 2012. Sales volumes were lower than production volumes mainly due to the timing of liftings in the Middle East/North Africa.

Oxy's worldwide realized prices declined for crude oil and NGLs but increased for both domestic crude oil and natural gas on a year-over-year basis. Worldwide realized crude oil prices were $100.04 per barrel for the nine months of 2013, compared with $101.20 per barrel for the nine months of 2012. Worldwide NGL prices were $39.87 per barrel for the nine months of 2013, a reduction of about 12 percent from the $45.21 per barrel for the nine months of 2012. Domestic crude oil prices increased from $95.83 per barrel in the nine months of 2012 to $97.07 per barrel in the nine months of 2013. Domestic gas prices increased over 37 percent from $2.47 per MCF in the nine months of 2012 to $3.39 per MCF in the nine months of 2013.

Chemical

Chemical core earnings were $484 million for the nine months of 2013, compared with $540 million for the same period in 2012. The lower 2013 earnings primarily resulted from higher energy and ethylene costs more than offsetting higher volumes and prices in chlor-alkali and vinyls.

Midstream, Marketing and Other

Midstream segment earnings were $475 million for the nine months of 2013, compared with $364 million for the same period in 2012. The 2013 results reflected improved marketing and trading performance and better results in the power generation and gas processing businesses.

Forward-Looking Statements

Portions of this report contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual results may differ from anticipated results sometimes materially, and reported results should not be considered an indication of future performance. Factors that could cause results to differ include, but are not limited to: global commodity pricing fluctuations; supply and demand considerations for Occidental’s products; higher-than-expected costs; the regulatory approval environment; reorganization or restructuring of Occidental’s operations; not successfully completing, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; lower-than-expected production from development projects or acquisitions; exploration risks; general economic slowdowns domestically or internationally; political conditions and events; liability under environmental regulations including remedial actions; litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, cyber attacks or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates. Words such as "estimate", "project", "predict", "will", "would", "should", "could", "may", "might", "anticipate", "plan", "intend", "believe", "expect", "aim", "goal", "target", "objective", "likely" or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect Occidental’s results of operations and financial position appear in Part 1, Item 1A "Risk Factors" of the 2012 Form 10-K. Occidental posts or provides links to important information on its website at www.oxy.com.

Attachment 1

SUMMARY OF SEGMENT NET SALES AND EARNINGS

	Third Quarter		Nine Months
($ millions, except per-share amounts)	2013	2012	2013	2012
SEGMENT NET SALES
Oil and Gas	$5,018	$4,635	$14,179	$14,032
Chemical	1,200	1,119	3,562	3,439
Midstream, Marketing and Other	442	389	1,164	1,044
Eliminations	(211)	(178)	(622)	(514)

Net Sales	$6,449	$5,965	$18,283	$18,001

SEGMENT EARNINGS
Oil and Gas	$2,363	$2,026	$6,383	$6,573
Chemical (a)	181	162	615	540
Midstream, Marketing and Other	212	156	475	364
	2,756	2,344	7,473	7,477

Unallocated Corporate Items
Interest expense, net	(28)	(34)	(87)	(87)
Income taxes	(1,037)	(855)	(2,782)	(2,869)
Other (b)	(103)	(76)	(330)	(250)

Income from Continuing Operations	1,588	1,379	4,274	4,271
Discontinued operations, net	(5)	(4)	(14)	(9)

NET INCOME	$1,583	$1,375	$4,260	$4,262

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$1.97	$1.70	$5.30	$5.26
Discontinued operations, net	(0.01)	(0.01)	(0.02)	(0.01)
	$1.96	$1.69	$5.28	$5.25

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$1.97	$1.70	$5.30	$5.26
Discontinued operations, net	(0.01)	(0.01)	(0.02)	(0.01)
	$1.96	$1.69	$5.28	$5.25
AVERAGE COMMON SHARES OUTSTANDING
BASIC	805.1	809.7	804.8	810.1
DILUTED	805.7	810.4	805.4	810.8

(a) Chemical - Nine months of 2013 includes a $131 million pre-tax gain for the sale of an investment in Carbocloro, a Brazilian chemical facility.
(b) Unallocated Corporate Items - Other - Nine months of 2013 includes a $55 million pre-tax charge for the estimated cost related to the employment and post-employment benefits for the Company's former Executive
Chairman and termination of certain other employees and consulting arrangements.

Attachment 2

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	Third Quarter		Nine Months
($ millions)	2013	2012	2013	2012
CAPITAL EXPENDITURES	$2,271	$2,591	$6,551	$7,716

DEPRECIATION, DEPLETION AND
AMORTIZATION OF ASSETS	$1,334	$1,148	$3,896	$3,320

Attachment 3

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called "core results," which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core results is not considered to be an alternative to operating income reported in accordance with generally accepted accounting principles.

	Third Quarter
($ millions, except per-share amounts)	2013	Diluted EPS	2012	Diluted EPS
TOTAL REPORTED EARNINGS	$1,583	$1.96	$1,375	$1.69

Oil and Gas
Segment Earnings	$2,363		$2,026
Add:
No significant items affecting earnings	-		-

Segment Core Results	2,363		2,026

Chemicals
Segment Earnings	181		162
Add:
No significant items affecting earnings	-		-

Segment Core Results	181		162

Midstream, Marketing and Other
Segment Earnings	212		156
Add:
No significant items affecting earnings	-		-

Segment Core Results	212		156

Total Segment Core Results	2,756		2,344

Corporate
Corporate Results --
Non Segment (a)	(1,173)		(969)
Add:
Discontinued operations, net (b)	5		4

Corporate Core Results - Non Segment	(1,168)		(965)

TOTAL CORE RESULTS	$1,588	$1.97	$1,379	$1.70

(a) Interest expense, income taxes, G&A expense and other.
(b) Amounts shown after tax.

Attachment 4

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS (continued)

	Nine Months
($ millions, except per-share amounts)	2013	Diluted EPS	2012	Diluted EPS
TOTAL REPORTED EARNINGS	$4,260	$5.28	$4,262	$5.25

Oil and Gas
Segment Earnings	$6,383		$6,573
Add:
No significant items affecting earnings	-		-

Segment Core Results	6,383		6,573

Chemicals
Segment Earnings	615		540
Add:
Carbocloro sale gain	(131)		-

Segment Core Results	484		540

Midstream, Marketing and Other
Segment Earnings	475		364
Add:
No significant items affecting earnings	-		-

Segment Core Results	475		364

Total Segment Core Results	7,342		7,477

Corporate
Corporate Results --
Non Segment (a)	(3,213)		(3,215)
Add:
Charge for former executives and
consultants (b)	55		-
Tax effect of pre-tax adjustments	25		-
Discontinued operations, net (c)	14		9

Corporate Core Results - Non Segment	(3,119)		(3,206)

TOTAL CORE RESULTS	$4,223	$5.23	$4,271	$5.26

(a) Interest expense, income taxes, G&A expense and other.
(b) Reflects pre-tax charge for the estimated cost related to the employment and post-employment benefits for the
Company's former Executive Chairman and termination of certain other employees and consulting arrangements.
(c) Amounts shown after tax.

Attachment 5

SUMMARY OF OPERATING STATISTICS - PRODUCTION

	Third Quarter		Nine Months
	2013	2012	2013	2012
NET OIL, GAS AND LIQUIDS PRODUCTION PER DAY
United States
Oil (MBBL)
California	89	88	88	87
Permian	146	144	146	140
Midcontinent and Other	32	28	30	24
Total	267	260	264	251

NGLs (MBBL)
California	21	18	21	16
Permian	41	40	40	39
Midcontinent and Other	17	16	17	18
Total	79	74	78	73

Natural Gas (MMCF)
California	260	247	261	261
Permian	148	151	161	153
Midcontinent and Other	373	414	377	414
Total	781	812	799	828

Latin America
Oil (MBBL) - Colombia	30	30	29	28

Natural Gas (MMCF) - Bolivia	12	12	13	13

Middle East / North Africa
Oil (MBBL)
Dolphin	7	7	7	8
Oman	69	69	67	65
Qatar	69	69	68	71
Other	35	38	40	41
Total	180	183	182	185

NGLs (MBBL)
Dolphin	7	7	7	9
Other	-	1	-	-
Total	7	8	7	9

Natural Gas (MMCF)
Dolphin	145	147	141	171
Oman	53	57	55	57
Other	233	237	236	229
Total	431	441	432	457

Barrels of Oil Equivalent (MBOE)	767	766	767	762

Attachment 6

SUMMARY OF OPERATING STATISTICS - SALES

	Third Quarter		Nine Months
	2013	2012	2013	2012
NET OIL, GAS AND LIQUIDS SALES PER DAY

United States
Oil (MBBL)	267	259	264	251
NGLs (MBBL)	79	74	78	73
Natural Gas (MMCF)	781	807	800	825

Latin America
Oil (MBBL) - Colombia	30	30	29	28

Natural Gas (MMCF) - Bolivia	12	12	13	13

Middle East / North Africa
Oil (MBBL)
Dolphin	7	7	6	8
Oman	72	67	69	64
Qatar	70	68	67	70
Other	29	42	30	38
Total	178	184	172	180

NGLs (MBBL)
Dolphin	7	8	7	9

Natural Gas (MMCF)	431	441	432	457

Barrels of Oil Equivalent (MBOE)	765	765	758	757

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated October 29, 2013.

99.2	Full text of speeches given by Cynthia L. Walker, Sandy Lowe and Stephen Chazen.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: October 29, 2013	/s/ ROY PINECI
Roy Pineci, Vice President, Controller
and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated October 29, 2013.

99.2	Full text of speeches given by Cynthia L. Walker, Sandy Lowe and Stephen Chazen.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.